UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2013

Endocyte, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
_________________________________ (Address of principal executive offices)	___________ (Zip Code)

Registrant’s telephone number, including area code:	765-463-7175

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Janssen Products, LP informed healthcare providers on September 25, 2013 of an anticipated interruption of supply of DOXIL® (doxorubicin HCI liposome injection). Endocyte’s Phase 3 PROCEED trial evaluating vintafolide and etarfolatide in women with platinum resistant ovarian cancer includes DOXIL® as the control drug. As previously disclosed, Endocyte has purchased a substantial supply of DOXIL® to support the PROCEED trial. This supply is expected to be sufficient to support patients currently on trial and new enrollment for the next 9-12 months, which would be beyond the interim analysis of the trial. Enrollment in the trial will continue uninterrupted in the meantime.

Endocyte will continue to collaborate with Janssen to ensure ongoing supply of DOXIL® in order to complete the PROCEED trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

September 26, 2013	By:	/s/ Michael A. Sherman

Name: Michael A. Sherman
Title: Chief Financial Officer